Exhibit 99.1

Synergy Pharmaceuticals Appoints Patrick H. Griffin, M.D. as Chief Medical Officer

NEW YORK, NY, May 29, 2013 - Synergy Pharmaceuticals, Inc. (Nasdaq: SGYP), a developer of new drugs to treat gastrointestinal disorders and diseases, announced today the appointment of Patrick H. Griffin, M. D., FACP as Chief Medical Officer.  Dr. Griffin will report directly to President and Chief Executive Officer, Gary S. Jacob, Ph.D., and will be responsible for guiding Synergy’s clinical programs, particularly the plecanatide Phase III program on chronic idiopathic constipation (CIC), and the ongoing Phase IIb trial of plecanatide in irritable bowel syndrome with constipation (IBS-C).

“Patrick is a tremendous addition to our management team, and I’m very pleased to welcome him to Synergy,” said Dr. Jacob. “Patrick has an impressive medical and academic background, along with extensive industry experience in clinical research, and is going to have a vital role in moving our clinical programs forward which covers our lead GC-C agonist drug candidate, plecanatide, in late-stage development, and our next-generation agonist, SP-333.”

Dr. Griffin is a board-certified physician in both internal medicine and gastroenterology, and is a Fellow of the American College of Physicians.  He received his medical degree from Columbia University, completing a residency in internal medicine at Presbyterian Hospital in New York, and a fellowship in gastroenterology at Brigham and Women’s Hospital in Boston.  Following his residency and fellowship, Dr. Griffin joined the medical faculty of Columbia College of Physicians and Surgeons, where he held a number of academic, clinical research, teaching and management positions, as well as a solo private practice in New York.  He subsequently moved to the biopharmaceutical industry, where he held positions of increasing responsibility, first at Forest Laboratories, and subsequently at Sanofi-Aventis, culminating with his appointment as Associate Vice-President, Clinical Development.

About Plecanatide

Plecanatide is a member of a new class of essentially non-systemic drugs, referred to as guanylate cyclase-C (GC-C) agonists, which are currently in development to treat CIC and IBS-C. Plecanatide is a synthetic analog of uroguanylin, a natriuretic hormone that regulates ion and fluid transport in the GI tract. Orally-administered plecanatide binds to and activates GC-C receptors expressed on epithelial cells lining the GI mucosa, resulting in activation of the cystic fibrosis transmembrane conductance regulator (CFTR), and leading to augmented flow of chloride and water into the lumen of the gut. Activation of the GC-C receptor pathway is believed to facilitate bowel movement as well as producing other beneficial physiological responses including improvement in abdominal pain and inflammation. In animal models, oral administration of plecanatide promotes intestinal secretion and also ameliorates GI inflammation.

About Synergy Pharmaceuticals, Inc.

Synergy is a biopharmaceutical company focused on the development of new drugs to treat gastrointestinal disorders and diseases. Synergy’s lead proprietary drug candidate, plecanatide, is a synthetic analog of the human gastrointestinal hormone uroguanylin, and functions by activating the guanylate cyclase-C (GC-C) receptor on epithelial cells of the GI tract. Synergy completed a positive Phase I study of plecanatide in healthy volunteers, and positive Phase IIa and large multicenter clinical trial in patients with chronic idiopathic constipation (CIC). Synergy is also developing plecanatide for the treatment of constipation-predominant irritable bowel syndrome (IBS-C), having initiated the first trial in IBS-C patients in late 2012. Synergy’s second GC-C agonist, SP-333, is in clinical development to treat inflammatory bowel diseases, and has recently completed its first Phase I trial in healthy volunteers. More information is available at http://www.synergypharma.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “plan,” “expect,” “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. These statements include, but are not limited to, statements regarding our expectations regarding clinical trials, the timing of clinical results, development timelines and regulatory filings and submissions for our product candidates, our current Phase 2b 90-day clinical trial of plecanatide in IBS-C patients, our current Phase 1b clinical trial of SP-333, our intention to initiate a Phase 1 clinical trial of SP-333 for the treatment of ulcerative colitis during the second half of 2012, our liquidity and our expectations regarding our needs for and ability to raise additional capital and the amount, and our expected uses, of the net proceeds of this offering. Synergy does not undertake an obligation to update or revise any forward-looking statement. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and other periodic reports filed with the Securities and Exchange Commission.

Media Contact:

Janet Skidmore

Office:  215-658-4915

Mobile:  215-429-2917

skidmorecomm@earthlink.net

Investor Contact:

Danielle Spangler
The Trout Group

synergy@troutgroup.com
(646) 378-2924